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                                                                    EXHIBIT 10.5


                    PROPRIETARY INFORMATION ESCROW AGREEMENT

         This Proprietary Information Escrow Agreement (the "Escrow Agreement") is made and entered into as of June 25, 2002 by and among Princeton Video Image, Inc ("PVI"), Cablevision Systems Corporation ("Cablevision"), and Kramer Levin Naftalis & Frankel LLP (the "Escrow Agent").

         A. PVI and Cablevision are parties to an Amended and Restated L-VIS(R) System License Agreement (the "Restated L-VIS Agreement"), an Amended and Restated Joint Collaboration and License Agreement (the "Restated Collaboration Agreement"), an iPoint(TM) Technology License Agreement (the "iPoint Agreement"), and an Option Agreement (the "Option Agreement"), each dated the date hereof.

         B. PVI has agreed to place in escrow the Proprietary Information licensed to Cablevision and its Affiliates, including without limitation any Proprietary Information used in connection with the Restated L-VIS Agreement, the Restated Collaboration Agreement and the iPoint Agreement (collectively the "Licensed Proprietary Information").

         C. Escrow Agent has agreed to serve as escrow agent, on the terms and conditions herein set forth.

         D. For purposes of this Agreement, "Proprietary Information" means technical data, designs, computer software programs (including object code and source code), layouts, development tools, and all manuals, documentation and media constituting describing or relating to the above, including without limitation (i) full source code for all software and microcode to make files, build and test scripts, and any custom environmental or testing infrastructure,
(ii) all gerbers, board schematics, chip schematics and high level language specifications (e.g., VHDL/Verilog) and test vectors and (iii) to the extent such exist during the term of this Agreement, design, manufacturing or packaging plans, specifications or diagrams.

         NOW, THEREFORE, PVI, Cablevision and the Escrow Agent hereby agree as follows:

         1. Deposit in Escrow. Simultaneously with the execution and delivery herewith, PVI is depositing with the Escrow Agent the Licensed Proprietary Information required under this Agreement. PVI hereby represents and warrants that all of the Licensed Proprietary Information is being deposited herewith. All Licensed Proprietary Information deposited under this Agreement shall be suitably labeled or otherwise identified. On September 1, 2002, January 1, 2003 and every six months thereafter in which the Licensed Proprietary Information has been revised, updated or supplemented in any way, PVI shall deposit with the Escrow Agent such updated, supplemented or revised version of the Licensed Proprietary Information, which must be labeled or otherwise identified so as to distinguish it from the Licensed Proprietary Information which is being updated. PVI shall bear the cost of preparing each version of the Licensed Proprietary Information to be deposited into escrow.

         2. Term; Termination. This Escrow Agreement and the escrow created hereby shall remain in effect until the earlier of (i) the delivery of the Licensed Proprietary Information to
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Cablevision pursuant to the terms of this Escrow Agreement or (ii) three (3)
years from the date hereof.

         3. Delivery of the Proprietary Information to PVI and Cablevision.

                  3.1. Delivery to Cablevision. The Escrow Agent is hereby instructed and empowered to deliver the Licensed Proprietary Information to Cablevision, upon compliance with the procedure set forth in Paragraph 3.3 of this Escrow Agreement, in the event that any of the following events occur:

                           (a) PVI fails to meet the Financial Test (as defined in the Option Agreement) including without limitation providing written notice to Cablevision setting forth with reasonable specificity of how the Financial Test has been met;

                           (b)      PVI (i) ceases to use commercially
                                    reasonable efforts to develop its iPoint(TM) technology (as defined in the iPoint Agreement); or (ii) ceases doing business or shall be adjudicated a bankrupt by a court of competent jurisdiction (not including reorganization under Chapter 11 of the United States Bankruptcy Code or any similar or successor statute); or

                           (c) An Event of Default occurs as defined in the Note Purchase and Security Agreement of even date herewith.



                  3.2. Delivery to PVI. The Escrow Agent is hereby instructed and empowered to deliver the Proprietary Information to PVI, upon compliance with the procedure set forth in Paragraph 3.3 of this Escrow Agreement, in the event that either of the following events shall occur: (a) the expiration of this Agreement; or (b) Cablevision elects to terminate the escrow.

                  3.3. Procedure for Instructing the Escrow Agent to Deliver the Licensed Proprietary Information. Upon the occurrence of any event or circumstance entitling Cablevision or PVI to delivery of the Licensed Proprietary Information from escrow under Paragraphs 3.1 or 3.2 of this Escrow Agreement, the party claiming the right to delivery of the Licensed Proprietary Information (the "Demanding Party") shall give written notice, as set forth in
Section 8, to the Escrow Agent and to the other party (the "Opposing Party") of the event or circumstance entitling it to delivery of the Licensed Proprietary Information. The Escrow Agent hereby is instructed and empowered to deliver the Licensed Proprietary Information to the Demanding Party on the tenth (10th) business day following the receipt of such notice from the Demanding Party unless on or before such tenth (10th) business day Opposing Party gives written notice to the Demanding Party and the Escrow Agent that it objects to the delivery of the Licensed Proprietary Information to the Demanding Party and its reasons therefor.

                  3.4. Disputes Regarding Delivery of the Licensed Proprietary Information.


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                           (a) If the Opposing Party objects to the delivery of
the Licensed Proprietary Information to the Demanding Party as set forth in
Section 3.3, the Escrow Agent shall not deliver or release the Licensed Proprietary Information until (i) the Escrow Agent receives notice from Cablevision and PVI that the objection has been resolved and they agree to delivery of the Licensed Proprietary Information to the Demanding Party, the delivery to be performed within five (5) business days of receipt of such notice from Cablevision and PVI, or (ii) the Escrow Agent receives notice from an arbitrator of the dispute (as described below) instructing the Escrow Agent to deliver the Licensed Proprietary Information to the Demanding Party.

                           (b) If Cablevision and PVI do not resolve the
objection(s) to the delivery of the Licensed Proprietary Information within ten
(10) business days from the Demanding Party's receipt of the Opposing Party's objection, then the issue of whether or not the Licensed Proprietary Information should be delivered to the Demanding Party shall be resolved by binding arbitration to be completed within sixty (60) days after receipt of the objection (unless earlier resolved between the parties). The binding arbitration shall be conducted before a single arbitrator mutually selected by a designated representative of PVI and a designated representative of Cablevision, the representatives to be selected no later than ten (10) business days after receipt of the objection. In the arbitration proceeding, Cablevision and PVI shall each be entitled (i) to make a paper submission to the arbitrator, within forty (40) days after Cablevision's receipt of PVI's objection, setting forth reasons in support of their respective positions (to be filed concurrently by the parties) and (ii) to make a half hour presentation to the arbitrator at a hearing to be held no sooner than five (5) business days after submission of the parties' papers to the arbitrator. The arbitrator shall decide the dispute based on each party's papers and oral presentation. The arbitrator's decision shall be final and binding on Cablevision and PVI and rendered within two (2) business days of the oral presentation to the arbitrator. If the designated representatives of Cablevision and PVI cannot agree on the selection of an arbitrator, then either party may apply to the American Arbitration Association to select an arbitrator in accordance with its rules on an expedited basis.

         4. Obligations of the Escrow Agent.

                  4.1. Storage Facilities. The Licensed Proprietary Information shall be held by the Escrow Agent in a manner the Escrow Agent determines in its sole discretion to be reasonably likely to preserve and maintain the integrity, accuracy, and confidentiality of the Proprietary Information.

                  4.2. Access to and Delivery of the Licensed Proprietary Information. The Escrow Agent shall be in sole control of access to and delivery of the Licensed Proprietary Information. Upon receipt of the written notice from the Demanding Party as set forth in Paragraph 3.3 of this Escrow Agreement, the Escrow Agent shall not be required to determine whether the Demanding Party's request for delivery of the Licensed Proprietary Information is valid; rather, if the Demanding Party has complied with the written notice requirements set forth in Paragraph 3.3, the Escrow Agent hereby is instructed and empowered to deliver the Licensed Proprietary Information to the Demanding Party unless the Escrow Agent receives a timely written objection to such delivery from the Opposing Party. Upon receipt of a timely written objection to delivery of the Licensed Proprietary Information from the Opposing Party, the


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Escrow Agent shall not deliver the Licensed Proprietary Information to either party until the earlier to occur of (a) receipt of a final decision of the arbitrator directing the Escrow Agent to deliver the Proprietary Information; or
(b) receipt of a written instruction signed by an authorized representative of each of PVI and Cablevision instructing delivery of the Licensed Proprietary Information.

                  4.3. Non-disclosure. The Escrow Agent acknowledges and agrees that the Licensed Proprietary Information constitutes confidential and proprietary information. So long as the Licensed Proprietary Information remains in escrow, the Escrow Agent agrees that it will not, directly or indirectly, (i) reveal, report, publish, disclose or transfer the Licensed Proprietary Information to any third party in a manner likely to compromise the confidential nature of the Licensed Proprietary Information, or (ii) use the Licensed Proprietary Information for any purpose or for the benefit of any third party, except as permitted by this Escrow Agreement. The Escrow Agent agrees that it will make efforts that it deems reasonable to notify and inform its agents, representatives and employees who have access to the Licensed Proprietary Information of its limitations, duties and obligations regarding non-disclosure and use of the Licensed Proprietary Information. In no event will the Escrow Agent use less care to maintain the confidentiality of the Licensed Proprietary Information than it uses to maintain the confidentiality of its own confidential and proprietary information.

         5. Compensation of the Escrow Agent. Cablevision shall be solely responsible for compensation of the Escrow Agent for its service hereunder, except as expressly provided in Section 6 of this Escrow Agreement.

         6. Limitation of Liability and Indemnification of the Escrow Agent.

                           (a) The duties of the Escrow Agent hereunder shall be
limited to the observance of the express provisions of this Agreement. The Escrow Agent shall not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or provided for herein. The Escrow Agent shall have no duty to determine or inquire into the happening or the occurrence of any event or the performance or failure of performance of any person or entity with respect to any other arrangements or contracts between them or with others. The Escrow Agent may rely and act upon any instrument received by it pursuant to the provisions of this Agreement which it in good faith believes to be genuine and in conformity with the requirements of this Agreement. If at any time the Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to the Escrowed Funds, or if for any other reason it shall in good faith be unable to determine the party or parties entitled to receive the Licensed Proprietary Information (or any portion thereof), the Escrow Agent may refuse to make any delivery and may retain the Licensed Proprietary Information safely in its possession until it shall have received instructions in writing concurred in by all parties in interest, or until directed by a final arbitration order or a final order or judgment of a court of competent jurisdiction, whereupon it shall make such disposition in accordance with such instructions, order or judgment.

                           (b) Notwithstanding anything in this Agreement to the
contrary, the Escrow Agent shall not be liable to any person for any error in judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for any act done or


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omitted by it in connection with this Agreement, excepting only the Escrow
Agent's intentional and deliberate misconduct. The Escrow Agent shall not, by reason of its execution of this Escrow Agreement, assume any responsibility or liability for any transactions between PVI and Cablevision other than for the performance of the Escrow Agent's obligations with respect to the Licensed Proprietary Information under this Escrow Agreement. PVI and Cablevision shall jointly and severally indemnify and hold harmless the Escrow Agent and each of its partners, officers, employees or agents, as the case may be from any and all liability, damages, costs, attorneys' fees, claims, and other expenditures or expenses that may be sustained or incurred by the Escrow Agent as a result of serving in its capacity as escrow agent hereunder except that arising from the Escrow Agent's willful misconduct. No implied covenants or obligations whatsoever shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement concerning PVI or Cablevision beyond the specific terms hereof.

         7. Successor Escrow Agent. In the event the Escrow Agent is unwilling or unable for any reason to serve as the Escrow Agent hereunder, then a successor escrow agent shall be selected by mutual agreement of the parties.

         8. Notices. All notices or other communications to be delivered in connection with this Escrow Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or telecopier, provided that such notice is followed with notice sent by U.S. certified mail, return receipt requested and received within four (4) business days, directed, as follows or to such other address as a party may designate by notice:

                  (a) If to Cablevision:

                      Cablevision Systems Corporation
                      1111 Stewart Avenue
                      Bethpage, New York 11714
                      Attn: General Counsel
                      Facsimile: (516) 803-2577

                      With a copies (which shall not constitute notice) to:

                      Sullivan & Cromwell
                      125 Broad Street
                      New York, New York 10004
                      Attn:  Robert W. Downes
                      Facsimile: (212) 558-3588

                      And


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                      Kramer, Levin, Naftalis & Frankel LLP
                      919 Third Avenue
                      New York, N.Y. 10022
                      Attn: Peter A. Abruzzese
                      Facsimile :(212) 715-8000

                  (b) If to PVI:

                      Princeton Video Image, Inc.
                      15 Princess Road
                      Lawrenceville, N.J.  08648
                      Attn:  Chief Executive Officer
                      Facsimile: (609) 912-0044

                      With a copy (which shall not constitute notice) to:

                      Smith, Stratton, Wise, Heher & Brennan, LLP
                      600 College Road East
                      Princeton, New Jersey 08540
                      Attn:  Richard J. Pinto, Esq.
                      Facsimile: (609) 987-0651

                  (c) If to the Escrow Agent:

                      Kramer Levin Naftalis & Frankel LLP
                      919 Third Avenue
                      New York, New York 10022
                      Attn:  Peter A. Abruzzese
                      Facsimile: (212) 715-8000

         9. Relationship of Parties. This Escrow Agreement shall not be construed as creating a partnership, joint venture or employment relationship between the parties, and nothing contained herein shall be construed as causing any party to be the employee, partner, officer, associate, shareholder, member, agent or representative of the other. No party shall make any warranties or representations, or incur any obligations whatsoever, on behalf of or in the name of any other party. Notwithstanding its duties as the Escrow Agent hereunder, the Escrow Agent shall be entitled to continue to act as counsel for Cablevision and PVI and neither its services as the Escrow Agent hereunder nor any provision hereof, whether express or implied, shall restrict or inhibit the Escrow Agent in any way from representing any party or any of its or their respective affiliates, in any action, dispute, controversy, arbitration, suit or negotiation arising under this Agreement, or in any other manner or context whatsoever, whether or not directly or indirectly involving any of the parties hereto, or the Proprietary Information or the disposition thereof. PVI hereby waives any conflict of interest that may be based on Kramer, Levin, Naftalis & Frankel LLP acting as the Escrow Agent under this Agreement.
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         10. General. This Escrow Agreement shall be governed by, and subject to and interpreted in accordance with the laws of the State of New York. This
Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject hereof and shall be binding upon the legal successors only permitted assigns of each of the parties hereto. No amendment, alteration or modification of this Escrow Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by all the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as indicated below.

                                       PRINCETON VIDEO IMAGE, INC.

                                       By:      /s/ Roberto Sonabend
                                           ------------------------------------
                                       Name: Roberto Sonabend
                                       Title: Co-CEO


                                       CABLEVISION SYSTEMS CORPORATION


                                       By:      /s/ Robert S. Lemle
                                          -------------------------------------
                                       Name: Robert S. Lemle
                                       Title: Vice Chairman and General Counsel


                                       KRAMER LEVIN NAFTALIS & FRANKEL LLP,
                                       as the Escrow Agent


                                       By:      /s/ Peter Abruzzese
                                          -------------------------------------
                                       Name:  Peter A. Abruzzese
                                       Title:    Partner